UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 17, 2010

Date of Report (Date of earliest event reported)

Rovi Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-53413	26-1739297
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File No.)	identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On March 12, 2010, Rovi Corporation (the “Company”) announced the pricing of $400 million principal amount of 2.625% Convertible Senior Notes due 2040 (the “Notes”) to be issued in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and the Company’s grant to the initial purchasers of the Notes of an option to purchase an additional $60 million of Notes, solely to cover over-allotments (collectively, the “Note Offering”). On March 16, 2010, the initial purchasers in the Note Offering exercised such option in full.

On March 17, 2010, the Company issued $460.0 million aggregate principal amount of the Notes in the Note Offering. The Notes are unsecured, unsubordinated obligations of the Company, with interest payable semi-annually in cash at a rate of 2.625% per annum, and will become convertible upon satisfaction of certain conditions as described below. The Notes will be convertible into cash up to the principal amount of the Notes and, with respect to any excess conversion value, into shares of the Company’s common stock. The initial conversion rate is 21.1149 shares per $1,000 principal amount of Notes (equivalent to a base conversion price of approximately $47.36 per share), subject to adjustment on the occurrence of specified events.

The net proceeds to the Company from the Note Offering are expected to be approximately $445.8 million, after deducting discounts to the initial purchasers and estimated offering expenses. Concurrently with the Note Offering, the Company used (i) $159.6 million of the net proceeds of the Note Offering to pay down all outstanding amounts under its senior secured credit facility, (ii) $100 million of the net proceeds of the Note Offering to repurchase approximately 2.7 million shares of its common stock in negotiated transactions with institutional investors and (iii) approximately $56.4 million of the net proceeds of the Note Offering to repurchase in negotiated transactions with institutional investors $40.9 million principal amount of outstanding 2.625% convertible senior notes due 2011 issued by its subsidiary Rovi Solutions Corporation (the “2011 Notes”). The Company may use remaining net proceeds, from time to time, to purchase additional shares of its common stock pursuant to its stock repurchase program or make open market purchases of the 2011 Notes, and for general corporate purposes.

Indenture

The Notes were issued pursuant to an indenture, dated as of March 17, 2010 (the “Indenture”), by and between the Company and Bank of New York Mellon Trust Company, N.A., as trustee.

Holders of the Notes may convert their notes at their option prior to the close of business on the business day immediately preceding November 15, 2039 only under the following circumstances: (1) during any calendar quarter commencing after June 30, 2010 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each day of that measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such day; (3) if the Company calls any or all of the notes for redemption, at any time prior to the close of business on the third scheduled trading day prior to the redemption date; or (4) upon the occurrence of specified corporate events. On or after November 15, 2039 until the close of business on the third scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.

Pursuant to the Indenture, on or after February 20, 2015, the Company may redeem for cash all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, to the applicable redemption date. In addition, on February 20, 2015, 2020, 2025, 2030 and 2035 holders of the Notes have the right to require the Company to purchase, for cash, all or any portion of their Notes at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest.

If the Company experiences a fundamental change, as that term is defined in the Indenture, the Company must offer to repurchase the Notes at a repurchase price equal to 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, to the applicable repurchase date. In addition, following certain corporate events that occur prior to February 20, 2015, the conversion rate will be increased for holders who elect to convert their notes in connection with such a corporate event in certain circumstances. The Indenture provides for customary events of default, including, but not limited to, cross acceleration to certain other indebtedness of the Company and its material subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under either Indenture occurs or is continuing, the applicable trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes, as applicable, may declare all of the Notes to be due and payable immediately.

The description of the Notes and the Indentures contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed herewith as Exhibit 4.1.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

ITEM 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 above, which is incorporated by reference herein.

ITEM 8.01	Other Events.

On March 17, 2010, the Company issued a press release announcing the closing of the Note Offering. A copy of the press release, titled “Rovi Corporation Announces Closing of its $460 Million 2.625% Convertible Senior Note Offering,” is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This Current Report on Form 8-K includes forward-looking statements regarding future events. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding the anticipated uses of the net proceeds from the offering, any statements of expectation or belief, and any statements of assumptions underlying any of the foregoing. These statements are based on current expectations on the date of this report and involve a number of significant risks and uncertainties which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the anticipated uses of the net proceeds from the offering. The Company’s Securities and Exchange Commission filings identify many other risks and uncertainties. Any forward-looking statements that we make in this report speak only as of the date of such statement, and the Company undertakes no obligation to update such statements.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

4.1	Indenture, dated as of March 17, 2010, by and between the Company and Bank of New York Mellon Trust Company, N.A., as Trustee.

99.1	Press Release titled “Rovi Corporation Announces Closing of its $460 Million 2.625% Convertible Senior Note Offering” dated March 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation
(Registrant)

Date: March 17, 2010	By:	/s/ STEPHEN YU
Stephen Yu
EVP and General Counsel

EXHIBIT INDEX

Number	Description

4.1	Indenture, dated as of March 17, 2010, by and between the Company and Bank of New York Mellon Trust Company, N.A., as Trustee.

99.1	Press Release titled “Rovi Corporation Announces Closing of its $460 Million 2.625% Convertible Senior Note Offering” dated March 17, 2010.